Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Report on Form 20-F of Holdco Nuvo Group D.G. Ltd. of our report dated February 9, 2024 relating to the financial statements of Holdco Nuvo Group D.G. Ltd. which appears in the Registration Statement on Form F-4 (No. 333-274803) of Holdco Nuvo Group D.G. Ltd. We also consent to the reference to us under the heading “Experts” in this Report.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 7, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited